Exhibit 21.1

                              NETWORK COMMERCE INC.

                  List of Subsidiaries as of December 31, 2000

Domestic

         Cortix, Inc., an Arizona corporation

         DomainZero.com, Inc., a Washington corporation

         Epackets.Net, Inc., a Delaware corporation

         Freemerchant.com, Inc., a Delaware corporation

         MobileAccent Inc., a Washington corporation

         Network Commerce eBusiness Services Inc., a Wahington corporation

         Ombra Marketing Corp., a Washington corporation

         Speedyclick Corp., a California corporation

         Tersus Marketing Corp., a Washington corporation

         Techwave Acquisition Inc., a Washington corporation

         Techwave Acquisition Two Inc., a Washington corporation

         Ubarter.com, Inc., a Washington corporation

         WebCentric, Inc., a Kansas corporation

Foreign

         Pronet Enterprises Ltd., a British Columbia corporation

         3037952 Nova Scotia Company, a Nova Scotia limited liability company

         b2bNow.ca, Inc., a Canadian federal corporation

         Ubarter.com, Inc., an Ontario corporation

         Barter Business Exchange (Windsor) Inc., an Ontario corporation